UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 30, 2018

Owens Corning

(Exact name of registrant as specified in its charter)

Delaware	1-33100	43-2109021
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Owens Corning Parkway Toledo, Ohio		43659
(Address of principal executive offices)		(Zip Code)

(419) 248-8000

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On July 30, 2018, the Board of Directors of Owens Corning (the “Company”) appointed Brian D. Chambers as the Company’s President and Chief Operating Officer effective as of August 1, 2018. Mr. Chambers, age 51, has served as the Company’s President, Roofing, since October 2014 and prior to that served as the Company’s Vice President and General Manager, Roofing, since 2013. Mr. Chambers is assuming the President role from Michael H. Thaman, who remains the Company’s Chairman and Chief Executive Officer. A press release announcing Mr. Chambers’ appointment is attached as Exhibit 99.1 to this Current Report on Form 8-K.

In connection with his appointment as President and Chief Operating Officer, Mr. Chambers’ base salary was set at $650,000 per year and his annual and long-term target incentive opportunities as a percentage of salary for 2018 were set at 80% and 240%, respectively. Additionally, Mr. Chambers received a grant of $650,000 of restricted stock under the Company’s 2016 Stock Plan that cliff vests on the third anniversary of the date of grant.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description

99.1	Press Release, dated July 31, 2018.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OWENS CORNING

July 31, 2018	By:	/s/ Ava Harter
Ava Harter
Senior Vice President, General Counsel and Secretary